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                                                              Filed pursuant to
                                                                 Rule 424(b)(3)
                                                                     333-201860

                         METLIFE INSURANCE COMPANY USA

                   METLIFE INVESTORS USA SEPARATE ACCOUNT A
                METLIFE INVESTORS VARIABLE ANNUITY ACCOUNT ONE
         METLIFE OF CT SEPARATE ACCOUNT ELEVEN FOR VARIABLE ANNUITIES
           METLIFE OF CT SEPARATE ACCOUNT QPN FOR VARIABLE ANNUITIES

                    FIXED ANNUITY (STRATEGIC VALUE ANNUITY)
                 METLIFE RETIREMENT ACCOUNT LIQUIDITY BENEFIT
                            METLIFE TARGET MATURITY
                        REGISTERED FIXED ACCOUNT OPTION

            Supplement dated December 31, 2016 to the prospectuses
                    for the annuity contracts listed below

The following information supplements, and to the extent inconsistent therewith, replaces the information describing the Company in the prospectuses for the annuity contracts listed below. Please retain this supplement for future reference.

The first paragraph of the description of the Company in the prospectus is replaced with the following:

   MetLife Insurance Company USA (MetLife USA) is a stock life insurance company originally chartered in Connecticut in 1863 and currently subject to the laws of the State of Delaware. MetLife USA was previously known as MetLife Insurance Company of Connecticut but changed its name to MetLife Insurance Company USA when it changed its state of domicile from Connecticut to Delaware on November 14, 2014. MetLife USA is licensed to conduct business in all states of the United States, except New York, and in the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. MetLife USA is a subsidiary of, and controlled by, MetLife, Inc., a publicly-traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and financial services to individuals and institutional customers. MetLife USA's executive offices are located at 11225 North Community House Road, Charlotte, NC 28277.

Supplement to the prospectuses for the following annuity contracts:

     Fixed Annuity (Strategic Value Annuity)         MetLife Retirement Account Liquidity Benefit
             MetLife Target Maturity                        Registered Fixed Account Option

                MetLife Investors Variable Annuity Account One
                ----------------------------------------------

Class A                                                 Class VA
Class A (CA)                                            Class VA (CA)
Class AA                                                Class XC
Class AA (CA)                                           Class XC (CA)
Class B                                                 Cova Series A
Class B (CA)                                            COVA Series A (CA)
Class C                                                 Cova Single Purchase Payment Deferred Variable Annuity
Class C (CA)                                            COVA VA/PREMIER ADVISOR (CA)
Class L                                                 Cova Variable Annuity
Class L (CA)                                            Custom Select Variable Annuity
Class L-4                                               Destiny Select Variable Annuity
Class L-4 Year (CA)                                     Firstar Summit Variable Annuity

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
Navigator Select Variable Annuity                       Prevail Variable Annuity
Navigator-Select/Custom-Select/Russell-Select (CA)      Russell Select Variable Annuity
Premier Advisor Variable Annuity                        Russell Select/Advantage Variable Annuity

                   MetLife Investors USA Separate Account A
                   ----------------------------------------

Capital Strategist Annuity                              Group Flexible Payment Variable Annuity (Flexible Bonus/
Flexible Value SF 230                                     Retirement Companion/Smart Choice)
Foresight SF 137                                        Group Flexible Payment Variable Annuity (SF 101)
Group Flexible Payment Variable Annuity SF 234 (Texas)  Series L - 4 Year (offered on and after April 29, 2013)
Investors Choice Annuity                                Series O (offered between April 30, 2012 and July 19, 2015)
Imprint Annuity/Strive Annuity                          Series O (offered on and after July 20, 2015)
Marquis Portfolios (offered between November 7, 2005    Series S (offered between April 30, 2007 and October 7,
  and April 30, 2012)                                     2011) and Series S-L Share Option (offered between
Marquis Portfolios (offered on and after April 30,        April 30, 2007 and October 7, 2011)
  2012)                                                 Series S (offered between October 7, 2011 and May 1, 2016)
MetLife Growth and Income                                 and Series S - L Share Option (offered between October 7,
MetLife Investment Portfolio Architect/SM/ - Standard     2011 and May 1, 2016)
  Version and MetLife Investment Portfolio Architect -  Series S (offered on and after May 2, 2016) and Series S -
  C Share Option                                          L Share Option (offered on and after May 2, 2016)
MetLife Simple Solutions/SM/                            Series VA-4 (offered between May 1, 2011 and October 7,
Pioneer PRISM                                             2011)
Pioneer PRISM L                                         Series VA - 4 (offered between October 7, 2011 and May 1,
Pioneer PRISM XC                                          2016)
PrimElite III/SM/                                       Series VA - 4 (offered on and after May 2, 2016)
PrimElite IV/SM/                                        Series VA (offered between March 22, 2001 and October 7,
Protected Equity Portfolio                                2011)
Secure Annuity CLICO 224/ SF 1700                       Series VA (offered between October 7, 2011 and May 1, 2016)
Series C (offered between September 4, 2001 and         Series VA (offered on and after May 2, 2016)
  October 7, 2011)                                      Series XC
Series C (offered on and after October 7, 2011)         Series XTRA
Series L                                                Series XTRA 6
Series L - 4 Year (offered between November 22, 2004    Sunshine SF 236 FL
  and October 7, 2011)                                  Ultimate Annuity FSL 224
Series L - 4 Year (offered between October 7, 2011 and  Vintage L
  April 28, 2013)                                       Vintage XC

         MetLife of CT Separate Account Eleven for Variable Annuities
         ------------------------------------------------------------

Fund 11                                                 Premier Advisers AssetManager Annuity
Fund 14                                                 Premier Advisers (Class I) Annuity
Fund 15                                                 Premier Advisers II Annuity
Gold Track                                              Premier Advisers III (Series II) Annuity
Gold Track Select                                       Premier Advisers III Annuity
Gold Track Select NY Plans                              Premier Advisers L (Series II) Annuity
Index Annuity                                           Premier Advisers L Annuity
Marquis Portfolios/SM/                                  PrimElite/SM/ Annuity
MetLife Access Annuity                                  PrimElite II/SM/ Annuity
MetLife Access Select Annuity                           Protected Equity Portfolio
MetLife Accumulation Annuity                            Scudder Advocate Advisor - ST1 Annuity
MetLife Retirement Account                              Scudder Advocate Advisor Annuity
Pioneer Annuistar/SM/ Flex Annuity                      Scudder Advocate Rewards Annuity
Pioneer Annuistar/SM/ Plus Annuity                      Universal Annuity
Pioneer Annuistar/SM/ Value Annuity                     Universal Annuity Advantage
Pioneer Annuistar/SM/ Annuity                           Universal Select Annuity
Portfolio Architect 3 Annuity                           Vintage 3/SM/ Annuity
Portfolio Architect Access Annuity                      Vintage Access/SM/ Annuity
Portfolio Architect Annuity                             Vintage/SM/ Annuity
Portfolio Architect II Annuity                          Vintage II (Series II)/SM/ Variable Annuity
Portfolio Architect L Variable Annuity                  Vintage II/SM/ Annuity
Portfolio Architect Plus Annuity                        Vintage L/SM/ Variable Annuity
Portfolio Architect Select Annuity                      Vintage XTRA (Series II)/SM/ Annuity
Portfolio Architect XTRA Annuity                        Vintage XTRA/SM/ Annuity
Premier Advisers - (Class II) Annuity

           MetLife of CT Separate Account QPN for Variable Annuities
           ---------------------------------------------------------

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                        MetLife Retirement Perspectives
                      Unallocated Group Variable Annuity

       THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

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